Exhibit 1.01 Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2023

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson,” the “Company,” “we,” “us” or “our”) for the year ended December 31, 2023 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson enables communications service providers and enterprises to capture the full value of connectivity. The Company’s portfolio spans the following business areas: Networks, Cloud Software and Services, Enterprise Wireless Solutions, Global Communications Platform, and Technologies and New Businesses. It is designed to help our customers go digital, increase efficiency and find new revenue streams. This report has been prepared by the management of Ericsson. This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: https://www.ericsson.com/en/investors/financial-reports/sec-filings.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1.	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional, and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals, even more so when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters, or refiners.

2.2.	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

In 2020, Ericsson’s Conflict Minerals Program was extended to cover cobalt. In 2023, mica was added. Ericsson gathers materials information from our suppliers. Through this process, we know that many of the components used in our products contain small amounts of tin, tungsten, tantalum, gold (“3TG”), cobalt and mica that are necessary to the functionality of those products. This Report only addresses the SEC’s requirements under Section 1502 of the Dodd-Frank Act, which is limited to 3TG. For more information regarding our broader supply chain and how risks are managed, please see Ericsson’s website for responsible sourcing.

Exhibit 1.01 Conflict Minerals Report

As part of Ericsson’s commitment to responsible sourcing and human rights, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”) or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (“RMI”), and our aim is to improve traceability in our supply chain. Ericsson does not prohibit the sourcing of materials from the DRC or adjoining countries or avoid using 3TG since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG.

Under Ericsson’s Code of Conduct for Business Partners, Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners, which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for 3TG (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances and the Ericsson Code of Conduct for Business Partners, which include an obligation to have appropriate due diligence processes in place to identify the source and chain of custody of raw materials including 3TG. Our first-tier suppliers are similarly reliant upon information provided by their suppliers.

The identification of our first-tier suppliers that are within the scope of the Rule involves different parts of Ericsson’s global organization, with our sourcing organization leading and coordinating this work. Suppliers identified to be in scope are our first-tier suppliers supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, which are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e., products purchased “off-the shelf”) or not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry, we survey first-tier suppliers identified to be in scope. Responses are analyzed and checked for quality. In case of incomplete or unsatisfactory answers, we take necessary steps to obtain complete information before our reporting deadline. In cases where lack of response was due to lack of awareness, suppliers were provided with assistance on how to identify the required information. An additional FAQ has also been developed to support the survey process and lessons learned are fed back into our cycle of continuous improvement.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the RMI’s Responsible Minerals Assurance Process (“RMAP”).

Exhibit 1.01 Conflict Minerals Report

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG; however, Ericsson acknowledges that other human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights are also salient relating to sourcing of 3TG. Ericsson’s Modern Slavery Statement, which includes more information about our due diligence in relation to forced labor and child labor, can be accessed on Ericsson’s website. Ericsson is currently engaged in industry dialogues via the Responsible Business Alliance (“RBA”) and RMI in relation to these issues.

3.1.	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson’s employees and suppliers, and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements to have diligence processes in place to identify the source and chain of custody of raw materials including 3TG, and are integrated in our template supplier agreements.

In 2023, the identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template v.6.31 and the Extended Minerals Reporting Template v.1.2 (the “Templates”). The Templates are standardized supply chain surveys designed to gather information regarding the smelters and refiners that process 3TG used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

Employees are expected to report concerns related to corruption, fraud, accounting, internal controls, discrimination and harassment, human rights or other matters that could constitute a breach of law, or that could harm the business or reputation of Ericsson, its employees and shareholders, directly to their manager, the superior of a manager or to the People or Legal and Compliance departments. In addition, Ericsson provides employees and external stakeholders a dedicated communication channel for reporting compliance concerns – the Ericsson Compliance Line. The Ericsson Compliance Line is operated by a third party and is available 24 hours per day, seven days per week, 365 days per year. Employees and external stakeholders are encouraged to report conduct that could violate the law or Ericsson’s policies including the Code of Business Ethics or the Ericsson Code of Conduct for Business Partners. In addition to the Compliance Line, Ericsson is further exploring additional reporting mechanisms for identifying issues related to sourcing of 3TG.

Exhibit 1.01 Conflict Minerals Report

Ericsson has published a “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website that indicates Ericsson’s position and expected supplier activities in this area.

3.2.	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2023 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Templates. Suppliers were provided with the Templates and support material, including instructions and training illustrating the use of the tool that is available on RMI’s website. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances, suppliers were contacted via e-mail or telephone to improve the quality of responses (obtaining missing information, updating Templates’ formats to the required version) and increase the response rate (reminding supplier to provide information in the templates with extended deadlines).

3.3.	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in its Sustainability and Corporate Responsibility Report, published together with the Annual Report.

We continuously work to improve our due diligence with respect to 3TG, primarily focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up on supplier responses and generally prioritize following up with suppliers that are awarded large parts of our business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

3.4.	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our RBA membership, we are also members of the RMI, supporting the RMAP as well as the development and implementation of due diligence practices and tools such as the Templates. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

Exhibit 1.01 Conflict Minerals Report

3.5.	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on sourcing of minerals from Conflict Affected and High-Risk Areas, including 3TG, which is available on our website.

In accordance with the Rule, we make our Conflict Minerals Report available on our website: https://www.ericsson.com/en/investors/financial-reports/sec-filings.

4.	2023 due diligence result

For the calendar year 2023, our inquiries were made on Tier 1 supplier level, and most supplier responses received also provided data at a company or divisional level, with only a few exceptions providing product-level information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

Ericsson plans to continue to engage with new suppliers that did not respond to increase response rates. Among the supplier responses, we identified 351 smelters as potential sources of 3TG that were reported to be in the supply chain during the 2023 calendar year. The following table presents, by mineral, the number of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain, Ericsson engages with such suppliers to phase-out non-conformant smelters and refiners or to encourage smelters to participate in RMAP.

Table 1. RMAP assessment status identified by Ericsson via inquiries to our suppliers in 2023

Metal	Active	Communication Suspended - Not Interested	Conformant	Non Conformant	Outreach required	RMI Due Diligence Review - Unable to Proceed	Not Eligible	Not Applicable	Total
Gold	3	4	90	17	48	12		1	175
Tantalum			34		1	1			36
Tin	3	1	65	8	7	1	2		87
Tungsten	1	1	34	4	4	8		1	53

Total	7	6	223	29	60	22	2	2	351

Note: The RMAP audit status of smelters and refiners are subject to change and the above represents information available from RMI as of May 15, 2024.

Definitions of assessment status:

Active: engaged in the program but not yet conformant.

Communication Suspended – Not Interested: facility has strongly communicated a lack of interest in participation in the RMI.

Conformant: independently assessed and found conformant with the relevant RMI Due Diligence standard (RMAP DD or DAP).

Exhibit 1.01 Conflict Minerals Report

Non-Conformant: independently assessed and found non-conformant with the relevant RMI Due Diligence standard.

Outreach Required: outreach needed by RMI member companies to contact entity and encourage their participation to undergo an RMI assessment.

RMI Due Diligence Review – Unable to Proceed: facilities that have not met the threshold for Due Diligence Vetting Process after a period of six months. Status may change if additional information is submitted.

Not Applicable: not eligible for an RMI assessment

Not Eligible: entity cannot undergo an RMI assessment; not included in Eligible Facility List

Our knowledge of identified smelters or refiners in our supply chain is limited to the information provided by our suppliers. However, based on the information provided by Ericsson’s suppliers during the 2023 calendar year, Ericsson believes that the facilities that may have been used to process 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have enough information to determine with specificity all countries of origin of 3TG in our products or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin for 3TG based on smelters and refiners identified as shown in Annex 2.

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG in our supply chain.

During 2024, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

5.	Forward-Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this report are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appears in this report and other materials referenced to is not incorporated by reference in this report.

Exhibit 1.01 Conflict Minerals Report

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 2023.1 Note that this list includes smelters and refiners not eligible for RMAP.

Standard Facility Name	Facility ID	Metal	Country Location	Assessment Status

L’Orfebre S.A.	CID002762	Gold	ANDORRA	Conformant

Western Australian Mint (T/a The Perth Mint)	CID002030	Gold	AUSTRALIA	Conformant

ABC Refinery Pty Ltd.	CID002920	Gold	AUSTRALIA	Outreach Required

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Gold	AUSTRIA	Conformant

Umicore S.A. Business Unit Precious Metals Refining	CID001980	Gold	BELGIUM	Conformant

Industrial Refining Company	CID002587	Gold	BELGIUM	Non Conformant

AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Gold	BRAZIL	Conformant

Marsam Metals	CID002606	Gold	BRAZIL	Non Conformant

Coimpa Industrial LTDA	CID004010	Gold	BRAZIL	Conformant

CCR Refinery—Glencore Canada Corporation	CID000185	Gold	CANADA	Conformant

Asahi Refining Canada Ltd.	CID000924	Gold	CANADA	Conformant

Royal Canadian Mint	CID001534	Gold	CANADA	Conformant

Planta Recuperadora de Metales SpA	CID002919	Gold	CHILE	Conformant

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Gold	CHINA	Conformant

Heraeus Metals Hong Kong Ltd.	CID000707	Gold	CHINA	Conformant

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Gold	CHINA	Conformant

[1]	The audit status of smelters and refiners is subject to change, and Annex 1 represents information available from the RMI on May 15, 2024.

Exhibit 1.01 Conflict Minerals Report

Jiangxi Copper Co., Ltd.	CID000855	Gold	CHINA	Conformant

Metalor Technologies (Suzhou) Ltd.	CID001147	Gold	CHINA	Conformant

Metalor Technologies (Hong Kong) Ltd.	CID001149	Gold	CHINA	Conformant

Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Gold	CHINA	Conformant

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Gold	CHINA	Conformant

Shandong Gold Smelting Co., Ltd.	CID001916	Gold	CHINA	Conformant

Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Gold	CHINA	Conformant

Yunnan Copper Industry Co., Ltd.	CID000197	Gold	CHINA	Outreach Required

Daye Non-Ferrous Metals Mining Ltd.	CID000343	Gold	CHINA	Outreach Required

Refinery of Seemine Gold Co., Ltd.	CID000522	Gold	CHINA	Outreach Required

Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Gold	CHINA	Outreach Required

Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Gold	CHINA	Outreach Required

Hunan Chenzhou Mining Co., Ltd.	CID000767	Gold	CHINA	Outreach Required

Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Gold	CHINA	Outreach Required

Lingbao Gold Co., Ltd.	CID001056	Gold	CHINA	Outreach Required

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Gold	CHINA	Outreach Required

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Gold	CHINA	Outreach Required

Penglai Penggang Gold Industry Co., Ltd.	CID001362	Gold	CHINA	Outreach Required

Exhibit 1.01 Conflict Minerals Report

Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Gold	CHINA	Outreach Required

Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Gold	CHINA	Outreach Required

Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Gold	CHINA	Outreach Required

Guangdong Jinding Gold Limited	CID002312	Gold	CHINA	Outreach Required

Shandong Humon Smelting Co., Ltd.	CID002525	Gold	CHINA	Outreach Required

Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Gold	CHINA	Outreach Required

Shenzhen CuiLu Gold Co., Ltd.	CID002750	Gold	CHINA	Outreach Required

Dongwu Gold Group	CID003663	Gold	CHINA	Outreach Required

Gold by Gold Colombia	CID003641	Gold	COLOMBIA	Conformant

SAFINA A.S.	CID002290	Gold	CZECHIA	Conformant

SAAMP	CID002761	Gold	FRANCE	Non Conformant

WEEEREFINING	CID003615	Gold	FRANCE	Conformant

Agosi AG	CID000035	Gold	GERMANY	Conformant

Aurubis AG	CID000113	Gold	GERMANY	Conformant

C. Hafner GmbH + Co. KG	CID000176	Gold	GERMANY	Conformant

Heimerle + Meule GmbH	CID000694	Gold	GERMANY	Conformant

Heraeus Germany GmbH Co. KG	CID000711	Gold	GERMANY	Conformant

WIELAND Edelmetalle GmbH	CID002778	Gold	GERMANY	Conformant

Degussa Sonne / Mond Goldhandel GmbH	CID002867	Gold	GERMANY	Outreach Required

Gold Coast Refinery	CID003186	Gold	GHANA	Outreach Required

MMTC-PAMP India Pvt., Ltd.	CID002509	Gold	INDIA	Conformant

GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Gold	INDIA	Non Conformant

Bangalore Refinery	CID002863	Gold	INDIA	Active

Augmont Enterprises Private Limited	CID003461	Gold	INDIA	Non Conformant

Exhibit 1.01 Conflict Minerals Report

Shirpur Gold Refinery Ltd.	CID002588	Gold	INDIA	Outreach Required

Sai Refinery	CID002853	Gold	INDIA	Outreach Required

JALAN & Company	CID002893	Gold	INDIA	Outreach Required

CGR Metalloys Pvt Ltd.	CID003382	Gold	INDIA	Outreach Required

Sovereign Metals	CID003383	Gold	INDIA	Outreach Required

Kundan Care Products Ltd.	CID003463	Gold	INDIA	Outreach Required

Emerald Jewel Industry India Limited (Unit 1)	CID003487	Gold	INDIA	Outreach Required

Emerald Jewel Industry India Limited (Unit 2)	CID003488	Gold	INDIA	Outreach Required

Emerald Jewel Industry India Limited (Unit 3)	CID003489	Gold	INDIA	Outreach Required

Emerald Jewel Industry India Limited (Unit 4)	CID003490	Gold	INDIA	Outreach Required

MD Overseas	CID003548	Gold	INDIA	Outreach Required

PT Aneka Tambang (Persero) Tbk	CID001397	Gold	INDONESIA	Conformant

Chimet S.p.A.	CID000233	Gold	ITALY	Conformant

T.C.A S.p.A	CID002580	Gold	ITALY	Conformant

Italpreziosi	CID002765	Gold	ITALY	Conformant

8853 S.p.A.	CID002763	Gold	ITALY	Non Conformant

Safimet S.p.A	CID002973	Gold	ITALY	Non Conformant

Asahi Pretec Corp.	CID000082	Gold	JAPAN	Conformant

Dowa	CID000401	Gold	JAPAN	Conformant

JX Nippon Mining & Metals Co., Ltd.	CID000937	Gold	JAPAN	Conformant

Aida Chemical Industries Co., Ltd.	CID000019	Gold	JAPAN	Conformant

Chugai Mining	CID000264	Gold	JAPAN	Conformant

Eco-System Recycling Co., Ltd. East Plant	CID000425	Gold	JAPAN	Conformant

Ishifuku Metal Industry Co., Ltd.	CID000807	Gold	JAPAN	Conformant

Japan Mint	CID000823	Gold	JAPAN	Conformant

Kojima Chemicals Co., Ltd.	CID000981	Gold	JAPAN	Conformant

Matsuda Sangyo Co., Ltd.	CID001119	Gold	JAPAN	Conformant

Mitsubishi Materials Corporation	CID001188	Gold	JAPAN	Conformant

Exhibit 1.01 Conflict Minerals Report

Mitsui Mining and Smelting Co., Ltd.	CID001193	Gold	JAPAN	Conformant

Nihon Material Co., Ltd.	CID001259	Gold	JAPAN	Conformant

Ohura Precious Metal Industry Co., Ltd.	CID001325	Gold	JAPAN	Conformant

Sumitomo Metal Mining Co., Ltd.	CID001798	Gold	JAPAN	Conformant

Tanaka Kikinzoku Kogyo K.K.	CID001875	Gold	JAPAN	Conformant

Tokuriki Honten Co., Ltd.	CID001938	Gold	JAPAN	Conformant

Yamakin Co., Ltd.	CID002100	Gold	JAPAN	Conformant

Yokohama Metal Co., Ltd.	CID002129	Gold	JAPAN	Conformant

Eco-System Recycling Co., Ltd. North Plant	CID003424	Gold	JAPAN	Conformant

Eco-System Recycling Co., Ltd. West Plant	CID003425	Gold	JAPAN	Conformant

Asaka Riken Co., Ltd.	CID000090	Gold	JAPAN	Conformant

Kazzinc	CID000957	Gold	KAZAKHSTAN	Conformant

TOO Tau-Ken-Altyn	CID002615	Gold	KAZAKHSTAN	Conformant

Kazakhmys Smelting LLC	CID000956	Gold	KAZAKHSTAN	Outreach Required

DSC (Do Sung Corporation)	CID000359	Gold	KOREA, REPUBLIC OF	Conformant

LT Metal Ltd.	CID000689	Gold	KOREA, REPUBLIC OF	Conformant

LS MnM Inc.	CID001078	Gold	KOREA, REPUBLIC OF	Conformant

Torecom	CID001955	Gold	KOREA, REPUBLIC OF	Conformant

Korea Zinc Co., Ltd.	CID002605	Gold	KOREA, REPUBLIC OF	Conformant

SungEel HiMetal Co., Ltd.	CID002918	Gold	KOREA, REPUBLIC OF	Conformant

NH Recytech Company	CID003189	Gold	KOREA, REPUBLIC OF	Conformant

Samduck Precious Metals	CID001555	Gold	KOREA, REPUBLIC OF	Non Conformant

HwaSeong CJ CO., LTD.	CID000778	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

Samwon Metals Corp.	CID001562	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

Kyrgyzaltyn JSC	CID001029	Gold	KYRGYZSTAN	Non Conformant

State Research Institute Center for Physical Sciences and Technology	CID003153	Gold	LITHUANIA	Outreach Required

Exhibit 1.01 Conflict Minerals Report

Modeltech Sdn Bhd	CID002857	Gold	MALAYSIA	Non Conformant

Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Gold	MEXICO	Conformant

Caridad	CID000180	Gold	MEXICO	Outreach Required

REMONDIS PMR B.V.	CID002582	Gold	NETHERLANDS	Conformant

Morris and Watson	CID002282	Gold	NEW ZEALAND	Outreach Required

K.A. Rasmussen	CID003497	Gold	NORWAY	Outreach Required

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Gold	PHILIPPINES	Conformant

KGHM Polska Miedz Spolka Akcyjna	CID002511	Gold	POLAND	Conformant

Albino Mountinho Lda.	CID002760	Gold	PORTUGAL	Outreach Required

JSC Novosibirsk Refinery	CID000493	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

JSC Uralelectromed	CID000929	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Moscow Special Alloys Processing Plant	CID001204	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Prioksky Plant of Non-Ferrous Metals	CID001386	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

L’azurde Company For Jewelry	CID001032	Gold	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed

Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Gold	SINGAPORE	Conformant

Exhibit 1.01 Conflict Minerals Report

Rand Refinery (Pty) Ltd.	CID001512	Gold	SOUTH AFRICA	Conformant

Metal Concentrators SA (Pty) Ltd.	CID003575	Gold	SOUTH AFRICA	Conformant

AU Traders and Refiners	CID002850	Gold	SOUTH AFRICA	Non Conformant

SEMPSA Joyeria Plateria S.A.	CID001585	Gold	SPAIN	Conformant

Sudan Gold Refinery	CID002567	Gold	SUDAN	Outreach Required

Boliden Ronnskar	CID000157	Gold	SWEDEN	Conformant

Argor-Heraeus S.A.	CID000077	Gold	SWITZERLAND	Conformant

Metalor Technologies S.A.	CID001153	Gold	SWITZERLAND	Conformant

MKS PAMP SA	CID001352	Gold	SWITZERLAND	Conformant

PX Precinox S.A.	CID001498	Gold	SWITZERLAND	Conformant

Valcambi S.A.	CID002003	Gold	SWITZERLAND	Conformant

Cendres + Metaux S.A.	CID000189	Gold	SWITZERLAND	Non Conformant

Solar Applied Materials Technology Corp.	CID001761	Gold	TAIWAN, PROVINCE OF CHINA	Conformant

Singway Technology Co., Ltd.	CID002516	Gold	TAIWAN, PROVINCE OF CHINA	Non Conformant

Super Dragon Technology Co., Ltd.	CID001810	Gold	TAIWAN, PROVINCE OF CHINA	Outreach Required

GG Refinery Ltd.	CID004506	Gold	TANZANIA	Active

Umicore Precious Metals Thailand	CID002314	Gold	THAILAND	Non Conformant

Istanbul Gold Refinery	CID000814	Gold	TURKEY	Conformant

Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Gold	TURKEY	Conformant

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Gold	TURKEY	Outreach Required

African Gold Refinery	CID003185	Gold	UGANDA	RMI Due Diligence Review - Unable to Proceed

Al Etihad Gold Refinery DMCC	CID002560	Gold	UNITED ARAB EMIRATES	Non Conformant

Emirates Gold DMCC	CID002561	Gold	UNITED ARAB EMIRATES	Non Conformant

International Precious Metal Refiners	CID002562	Gold	UNITED ARAB EMIRATES	Outreach Required

Kaloti Precious Metals	CID002563	Gold	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed

Fujairah Gold FZC	CID002584	Gold	UNITED ARAB EMIRATES	Outreach Required

Exhibit 1.01 Conflict Minerals Report

Dijllah Gold Refinery FZC	CID003348	Gold	UNITED ARAB EMIRATES	Outreach Required

Sam Precious Metals	CID003666	Gold	UNITED ARAB EMIRATES	Outreach Required

Kennecott Utah Copper LLC	CID000969	Gold	UNITED STATES OF AMERICA	Conformant

Asahi Refining USA Inc.	CID000920	Gold	UNITED STATES OF AMERICA	Conformant

Materion	CID001113	Gold	UNITED STATES OF AMERICA	Conformant

Metalor USA Refining Corporation	CID001157	Gold	UNITED STATES OF AMERICA	Conformant

United Precious Metal Refining, Inc.	CID001993	Gold	UNITED STATES OF AMERICA	Conformant

Abington Reldan Metals, LLC	CID002708	Gold	UNITED STATES OF AMERICA	Conformant

Alexy Metals	CID003500	Gold	UNITED STATES OF AMERICA	Non Conformant

Advanced Chemical Company	CID000015	Gold	UNITED STATES OF AMERICA	Active

Sabin Metal Corp.	CID001546	Gold	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

Geib Refining Corp.	CID002459	Gold	UNITED STATES OF AMERICA	Not Applicable

Pease & Curren	CID002872	Gold	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

QG Refining, LLC	CID003324	Gold	UNITED STATES OF AMERICA	Outreach Required

Metallix Refining Inc.	CID003557	Gold	UNITED STATES OF AMERICA	Outreach Required

Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Gold	UZBEKISTAN	Conformant

Navoi Mining and Metallurgical Combinat	CID001236	Gold	UZBEKISTAN	Conformant

Fidelity Printers and Refiners Ltd.	CID002515	Gold	ZIMBABWE	RMI Due Diligence Review—Unable to Proceed

Jiujiang Tanbre Co., Ltd.	CID000917	Tantalum	CHINA	Conformant

AMG Brasil	CID001076	Tantalum	BRAZIL	Conformant

Metallurgical Products India Pvt., Ltd.	CID001163	Tantalum	INDIA	Conformant

Mineracao Taboca S.A.	CID001175	Tantalum	BRAZIL	Conformant

Mitsui Mining and Smelting Co., Ltd.	CID001192	Tantalum	JAPAN	Conformant

QuantumClean	CID001508	Tantalum	UNITED STATES OF AMERICA	Conformant

Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Tantalum	CHINA	Conformant

Telex Metals	CID001891	Tantalum	UNITED STATES OF AMERICA	Conformant

Exhibit 1.01 Conflict Minerals Report

D Block Metals, LLC	CID002504	Tantalum	UNITED STATES OF AMERICA	Conformant

FIR Metals & Resource Ltd.	CID002505	Tantalum	CHINA	Conformant

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Tantalum	CHINA	Conformant

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Tantalum	CHINA	Conformant

KEMET de Mexico	CID002539	Tantalum	MEXICO	Conformant

Materion Newton Inc.	CID002548	Tantalum	UNITED STATES OF AMERICA	Conformant

TANIOBIS Japan Co., Ltd.	CID002549	Tantalum	JAPAN	Conformant

Global Advanced Metals Aizu	CID002558	Tantalum	JAPAN	Conformant

Resind Industria e Comercio Ltda.	CID002707	Tantalum	BRAZIL	Conformant

Jiangxi Tuohong New Raw Material	CID002842	Tantalum	CHINA	Conformant

F&X Electro-Materials Ltd.	CID000460	Tantalum	CHINA	Conformant

Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Tantalum	CHINA	Conformant

TANIOBIS GmbH	CID002545	Tantalum	GERMANY	Conformant

Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Tantalum	CHINA	Conformant

RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Tantalum	CHINA	Conformant

XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Tantalum	CHINA	Conformant

JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Tantalum	CHINA	Conformant

NPM Silmet AS	CID001200	Tantalum	ESTONIA	Conformant

TANIOBIS Smelting GmbH & Co. KG	CID002550	Tantalum	GERMANY	Conformant

Taki Chemical Co., Ltd.	CID001869	Tantalum	JAPAN	Conformant

Ulba Metallurgical Plant JSC	CID001969	Tantalum	KAZAKHSTAN	Conformant

TANIOBIS Co., Ltd.	CID002544	Tantalum	THAILAND	Conformant

Exhibit 1.01 Conflict Minerals Report

Global Advanced Metals Boyertown	CID002557	Tantalum	UNITED STATES OF AMERICA	Conformant

Solikamsk Magnesium Works OAO	CID001769	Tantalum	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Tantalum	CHINA	Conformant

5D Production OU	CID003926	Tantalum	ESTONIA	Outreach Required

PowerX Ltd.	CID004054	Tantalum	RWANDA	Conformant

Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Tantalum	CHINA	Conformant

Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Tin	CHINA	Conformant

Alpha	CID000292	Tin	UNITED STATES OF AMERICA	Conformant

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Tin	CHINA	Conformant

Malaysia Smelting Corporation (MSC)	CID001105	Tin	MALAYSIA	Conformant

Mineracao Taboca S.A.	CID001173	Tin	BRAZIL	Conformant

Minsur	CID001182	Tin	PERU	Conformant

Mitsubishi Materials Corporation	CID001191	Tin	JAPAN	Conformant

Operaciones Metalurgicas S.A.	CID001337	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

PT Mitra Stania Prima	CID001453	Tin	INDONESIA	Conformant

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Tin	CHINA	Conformant

Jiangxi New Nanshan Technology Ltd.	CID001231	Tin	CHINA	Conformant

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Tin	CHINA	Conformant

Dowa	CID000402	Tin	JAPAN	Conformant

EM Vinto	CID000438	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Fenix Metals	CID000468	Tin	POLAND	Conformant

China Tin Group Co., Ltd.	CID001070	Tin	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Metallic Resources, Inc.	CID001142	Tin	UNITED STATES OF AMERICA	Conformant

O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Tin	THAILAND	Conformant

PT Artha Cipta Langgeng	CID001399	Tin	INDONESIA	Conformant

PT Refined Bangka Tin	CID001460	Tin	INDONESIA	Conformant

PT Stanindo Inti Perkasa	CID001468	Tin	INDONESIA	Conformant

PT Timah Tbk Kundur	CID001477	Tin	INDONESIA	Conformant

PT Timah Tbk Mentok	CID001482	Tin	INDONESIA	Conformant

Rui Da Hung	CID001539	Tin	TAIWAN, PROVINCE OF CHINA	Conformant

Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Tin	BRAZIL	Conformant

PT ATD Makmur Mandiri Jaya	CID002503	Tin	INDONESIA	Conformant

O.M. Manufacturing Philippines, Inc.	CID002517	Tin	PHILIPPINES	Conformant

Resind Industria e Comercio Ltda.	CID002706	Tin	BRAZIL	Conformant

Aurubis Beerse	CID002773	Tin	BELGIUM	Conformant

Aurubis Berango	CID002774	Tin	SPAIN	Conformant

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Tin	CHINA	Conformant

Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Tin	CHINA	Conformant

Tin Technology & Refining	CID003325	Tin	UNITED STATES OF AMERICA	Conformant

Thaisarco	CID001898	Tin	THAILAND	Conformant

Estanho de Rondonia S.A.	CID000448	Tin	BRAZIL	Conformant

White Solder Metalurgia e Mineracao Ltda.	CID002036	Tin	BRAZIL	Conformant

Super Ligas	CID002756	Tin	BRAZIL	Conformant

CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Tin	BRAZIL	Conformant

Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Tin	BRAZIL	Conformant

Exhibit 1.01 Conflict Minerals Report

Ma’anshan Weitai Tin Co., Ltd.	CID003379	Tin	CHINA	Non Conformant

HuiChang Hill Tin Industry Co., Ltd.	CID002844	Tin	CHINA	Conformant

Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Tin	CHINA	Conformant

Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Tin	CHINA	Non Conformant

PT Menara Cipta Mulia	CID002835	Tin	INDONESIA	Conformant

PT Mitra Sukses Globalindo	CID003449	Tin	INDONESIA	Conformant

PT Putera Sarana Shakti (PT PSS)	CID003868	Tin	INDONESIA	Conformant

PT Rajawali Rimba Perkasa	CID003381	Tin	INDONESIA	Conformant

PT Bangka Serumpun	CID003205	Tin	INDONESIA	Conformant

PT Rajehan Ariq	CID002593	Tin	INDONESIA	Conformant

PT Cipta Persada Mulia	CID002696	Tin	INDONESIA	Conformant

PT Sukses Inti Makmur (SIM)	CID002816	Tin	INDONESIA	Conformant

PT Babel Inti Perkasa	CID001402	Tin	INDONESIA	Conformant

PT Babel Surya Alam Lestari	CID001406	Tin	INDONESIA	Conformant

PT Belitung Industri Sejahtera	CID001421	Tin	INDONESIA	Conformant

PT Bukit Timah	CID001428	Tin	INDONESIA	Conformant

PT Prima Timah Utama	CID001458	Tin	INDONESIA	Conformant

PT Sariwiguna Binasentosa	CID001463	Tin	INDONESIA	Conformant

PT Timah Nusantara	CID001486	Tin	INDONESIA	Conformant

PT Tinindo Inter Nusa	CID001490	Tin	INDONESIA	Conformant

PT Tommy Utama	CID001493	Tin	INDONESIA	Conformant

CV Venus Inti Perkasa	CID002455	Tin	INDONESIA	Conformant

PT Aries Kencana Sejahtera	CID000309	Tin	INDONESIA	Conformant

DS Myanmar	CID003831	Tin	MYANMAR	Conformant

Luna Smelter, Ltd.	CID003387	Tin	RWANDA	Conformant

CRM Synergies	CID003524	Tin	SPAIN	Conformant

PT Premium Tin Indonesia	CID000313	Tin	INDONESIA	Conformant

Gejiu Kai Meng Industry and Trade LLC	CID000942	Tin	CHINA	Non Conformant

Exhibit 1.01 Conflict Minerals Report

Novosibirsk Tin Combine	CID001305	Tin	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

PT Bangka Tin Industry	CID001419	Tin	INDONESIA	Active

PT Panca Mega Persada	CID001457	Tin	INDONESIA	Outreach Required

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Tin	CHINA	Non Conformant

VQB Mineral and Trading Group JSC	CID002015	Tin	VIET NAM	Outreach Required

PT Tirus Putra Mandiri	CID002478	Tin	INDONESIA	Communication Suspended—Not Interested

Melt Metais e Ligas S.A.	CID002500	Tin	BRAZIL	Non Conformant

CV Ayi Jaya	CID002570	Tin	INDONESIA	Conformant

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tin	VIET NAM	Non Conformant

Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Tin	VIET NAM	Outreach Required

Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Tin	VIET NAM	Outreach Required

An Vinh Joint Stock Mineral Processing Company	CID002703	Tin	VIET NAM	Outreach Required

PT Bangka Prima Tin	CID002776	Tin	INDONESIA	Conformant

Modeltech Sdn Bhd	CID002858	Tin	MALAYSIA	Non Conformant

Pongpipat Company Limited	CID003208	Tin	MYANMAR	Outreach Required

Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Tin	CHINA	Non Conformant

Precious Minerals and Smelting Limited	CID003409	Tin	INDIA	Active

Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Tin	CHINA	Outreach Required

Mining Minerals Resources SARL	CID004065	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Tin	MALAYSIA	Active

Exhibit 1.01 Conflict Minerals Report

A.L.M.T. Corp.	CID000004	Tungsten	JAPAN	Conformant

Kennametal Huntsville	CID000105	Tungsten	UNITED STATES OF AMERICA	Conformant

Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Tungsten	CHINA	Conformant

Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Tungsten	CHINA	Conformant

Hunan Chenzhou Mining Co., Ltd.	CID000766	Tungsten	CHINA	Conformant

Japan New Metals Co., Ltd.	CID000825	Tungsten	JAPAN	Conformant

Kennametal Fallon	CID000966	Tungsten	UNITED STATES OF AMERICA	Conformant

Xiamen Tungsten Co., Ltd.	CID002082	Tungsten	CHINA	Conformant

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Tungsten	CHINA	Conformant

Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Tungsten	CHINA	Conformant

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Tungsten	CHINA	Conformant

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Tungsten	CHINA	Conformant

Malipo Haiyu Tungsten Co., Ltd.	CID002319	Tungsten	CHINA	Conformant

Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Tungsten	CHINA	Conformant

Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Tungsten	CHINA	Conformant

Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Tungsten	CHINA	Conformant

H.C. Starck Tungsten GmbH	CID002541	Tungsten	GERMANY	Conformant

TANIOBIS Smelting GmbH & Co. KG	CID002542	Tungsten	GERMANY	Conformant

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Tungsten	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Tungsten	CHINA	Not Applicable

Philippine Chuangxin Industrial Co., Inc.	CID002827	Tungsten	PHILIPPINES	Conformant

Lianyou Metals Co., Ltd.	CID003407	Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant

Wolfram Bergbau und Hutten AG	CID002044	Tungsten	AUSTRIA	Conformant

ACL Metais Eireli	CID002833	Tungsten	BRAZIL	Non Conformant

Cronimet Brasil Ltda	CID003468	Tungsten	BRAZIL	Conformant

China Molybdenum Tungsten Co., Ltd.	CID002641	Tungsten	CHINA	Conformant

Fujian Xinlu Tungsten Co., Ltd.	CID003609	Tungsten	CHINA	Conformant

Hubei Green Tungsten Co., Ltd.	CID003417	Tungsten	CHINA	Conformant

Hunan Jintai New Material Co., Ltd.	CID000769	Tungsten	CHINA	Non Conformant

Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Tungsten	CHINA	Conformant

Niagara Refining LLC	CID002589	Tungsten	UNITED STATES OF AMERICA	Conformant

Global Tungsten & Powders LLC	CID000568	Tungsten	UNITED STATES OF AMERICA	Conformant

Asia Tungsten Products Vietnam Ltd.	CID002502	Tungsten	VIET NAM	Conformant

Masan High-Tech Materials	CID002543	Tungsten	VIET NAM	Conformant

CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Tungsten	CHINA	Outreach Required

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	Tungsten	CHINA	Communication Suspended—Not Interested

Hydrometallurg, JSC	CID002649	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

Unecha Refractory metals plant	CID002724	Tungsten	RUSSIAN FEDERATION	Non Conformant

Moliren Ltd.	CID002845	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

JSC “Kirovgrad Hard Alloys Plant”	CID003408	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

NPP Tyazhmetprom LLC	CID003416	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Tungsten	BRAZIL	Non Conformant

Exhibit 1.01 Conflict Minerals Report

Artek LLC	CID003553	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

OOO “Technolom” 2	CID003612	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

OOO “Technolom” 1	CID003614	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

LLC Vostok	CID003643	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Tungsten	CHINA	Outreach Required

HANNAE FOR T Co., Ltd.	CID003978	Tungsten	KOREA, REPUBLIC OF	Outreach Required

Tungsten Vietnam Joint Stock Company	CID003993	Tungsten	VIET NAM	Conformant

Kenee Mining Corporation Vietnam	CID004619	Tungsten	VIET NAM	Active

Lianyou Resources Co., Ltd.	CID004397	Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant

Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Tungsten	CHINA	Conformant

Nam Viet Cromit Joint Stock Company	CID004034	Tungsten	VIET NAM	Outreach Required

Exhibit 1.01 Conflict Minerals Report

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters and suppliers.2

Gold	Tantalum	Tin	Tungsten

ANDORRA	BRAZIL	BELGIUM	AUSTRIA

AUSTRALIA	CHINA	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL

AUSTRIA	ESTONIA	BRAZIL	CHINA

BELGIUM	GERMANY	CHINA	GERMANY

BRAZIL	INDIA	CONGO, DEMOCRATIC REPUBLIC OF THE	JAPAN

CANADA	JAPAN	INDIA	KOREA, REPUBLIC OF

CHILE	KAZAKHSTAN	INDONESIA	PHILIPPINES

CHINA	MEXICO	JAPAN	RUSSIAN FEDERATION

COLOMBIA	RUSSIAN FEDERATION	MALAYSIA	TAIWAN, PROVINCE OF CHINA

CZECHIA	RWANDA	MYANMAR	UNITED STATES OF AMERICA

FRANCE	THAILAND	PERU	VIETNAM

GERMANY	UNITED STATES OF AMERICA	PHILIPPINES

GHANA		POLAND

INDIA		RUSSIAN FEDERATION

INDONESIA		RWANDA

ITALY		SPAIN

JAPAN		TAIWAN, PROVINCE OF CHINA

KAZAKHSTAN		THAILAND

KOREA, REPUBLIC OF		TAIWAN, PROVINCE OF CHINA

KYRGYZSTAN		THAILAND

LITHUANIA		VIETNAM

MALAYSIA

MEXICO

NETHERLANDS

NEW ZEALAND

NORWAY

PHILIPPINES

POLAND

PORTUGAL

[2]	The data and the definitions have been obtained from RMI and reflect information as of May 15, 2023.

Exhibit 1.01 Conflict Minerals Report

RUSSIAN FEDERATION

SAUDI ARABIA

SINGAPORE

SOUTH AFRICA

SPAIN

SUDAN

SWEDEN

SWITZERLAND

TAIWAN, PROVINCE OF CHINA

TANZANIA

THAILAND

TURKEY

UGANDA

UNITED ARAB EMIRATES

UNITED STATES OF AMERICA

UZBEKISTAN

ZIMBABWE